Exhibit 99.2

ADVA OPTICAL NETWORKING SE

Consolidated statements of financial position as of June 30, 2022 and December 31, 2021 (unaudited)

		June 30,	December 31,
(in thousands of EUR)	Note	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	(6)	63,187	108,987
Trade accounts receivable	(7)	111,872	82,972
Contract assets	(9)	184	180
Inventories	(8)	158,857	129,205
Tax assets		2,683	331
Other current assets	(10)	15,825	13,978
Total Current Assets		352,608	335,653
Non-current Assets
Right-of-use assets	(11)	20,976	22,491
Property, plant and equipment	(12)	33,045	33,326
Goodwill		75,628	71,595
Capitalized development projects	(13)	98,231	97,786
Intangible assets acquired in business combinations	(13)	10,477	11,982
Other purchased and internally generated intangible assets	(13)	12,966	8,540
Deferred tax asset		16,708	15,339
Other non-current assets	(10)	5,261	4,812
Total Non-current Assets		273,292	265,871
Total Assets		625,900	601,524
EQUITY AND LIABILITIES
Current Liabilities
Current lease liabilities	(14)	5,772	6,001
Current liabilities to banks	(15)	25,174	25,289
Trade accounts payable	(16)	87,699	83,223
Current provisions	(17)	28,398	15,444
Tax liabilities		4,643	5,769
Current contract liabilities and advance payments	(18)	25,158	18,810
Refund liabilities	(18)	609	931
Other current liabilities	(16)	25,142	40,065
Total Current Liabilities		202,595	195,532
Non-current Liabilities
Non-current lease liabilities	(14)	17,985	19,013
Non-current liabilities to bank	(15)	15,202	22,518
Provisions for pensions and similar employee benefits	(17)	8,064	7,401
Other non-current provisions	(17)	2,723	2,440
Deferred tax liabilities		3,491	2,151
Non-current contract liabilities	(18)	9,175	9,325
Other non-current liabilities	(16)	3,553	3,232
Total Non-current Liabilities		60,193	66,080
Total Liabilities		262,788	261,612
Stockholders' equity entitled to the owners of the parent company	(19)
Share capital		51,903	51,446
Capital reserve		331,655	327,777
Accumulated deficit		(35,116)	(94,334)
Net income		13,470	59,218
Accumulated other comprehensive income (loss)		1,200	(4,195)
Total stockholders' equity		363,112	339,912
		625,900	601,524

ADVA OPTICAL NETWORKING SE

Consolidated income statements for the three and six months ended June 30, 2022 and 2021 (unaudited)

(in thousands of EUR, except earnings per share and number of shares)	Note	Q2 2022	Q2 2021	6M 2022	6M 2021
Revenues	(20)	166,320	149,354	336,818	293,827
Cost of goods sold		(112,408)	(92,645)	(229,972)	(182,328)
Gross profit		53,912	56,709	106,846	111,499
Selling and marketing expenses		(18,090)	(15,866)	(36,277)	(31,535)
Thereof net impairment results on financial assets	(10)	21	(160)	47	(78)
General and administrative expenses		(10,035)	(9,195)	(19,931)	(17,691)
Research and development expenses		(23,391)	(19,442)	(43,622)	(39,160)
Other operating income	(22)	2,405	980	4,061	2,174
Other operating expenses	(22)	(146)	(150)	(446)	(678)
Operating income		4,655	13,036	10,631	24,609
Interest income	(23)	4	3	26	89
Interest expenses	(23)	(438)	(542)	(777)	(976)
Foreign currency exchange gains	(24)	8,480	2,901	12,029	5,505
Foreign currency exchange losses	(24)	(5,354)	(3,031)	(7,771)	(4,918)
Income before tax		7,347	12,367	14,138	24,309
Income tax benefit (expense), net	(25)	(56)	(366)	(668)	(1,080)
Net income entitled to the owners of the parent company		7,291	12,001	13,470	23,229
Earnings per share in EUR
basic		0.14	0.24	0.26	0.46
diluted		0.14	0.23	0.26	0.45
Weighted average number of shares for calculation of earnings per share
basic		51,612,820	50,551,596	51,529,817	50,524,296
diluted		52,728,537	51,097,328	52,645,534	51,070,028

ADVA OPTICAL NETWORKING SE

Consolidated statements of comprehensive income for the three and six months ended June 30, 2022 and 2021 (unaudited)

(in thousands of EUR)	Note	Q2 2022	Q2 2021	6M 2022	6M 2021
Net income entitled to the owners of the parent company		7,291	12,001	13,470	23,229
Items that may be reclassified to profit or loss in future periods
Exchange differences on translation of foreign operations		3,984	(1,072)	5,395	3,837
Items that will not get reclassified to profit or loss in future periods
Comprehensive income entitled to the owners of the parent company	(19)	11,275	10,929	18,865	27,066

ADVA OPTICAL NETWORKING SE

Consolidated cash flow statements for the three and six months ended June 30, 2022 and 2021 (unaudited)

(in thousands of EUR)	Note	Q2 2022	Q2 2021	6M 2022	6M2021
Cash flow from operating activities
Income before tax		7,347	12,367	14,138	24,309
Adjustments to reconcile income before tax to net cash provided by operating activities
Non-cash adjustments
Amortization of non-current assets		17,408	17,654	35,338	34,632
Loss from disposal of property, plant and equipment and intangible assets		12	24	71	90
Stock compensation expenses		441	377	839	665
Other non-cash income and expenses		351	400	675	800
Foreign currency exchange differences		(2,680)	(260)	(2,913)	363
Changes in asset and liabilities
Decrease (increase) in trade accounts receivable		(12,602)	(6,862)	(28,904)	(11,027)
Decrease (increase) in inventories		(28,665)	(3,838)	(29,652)	(7,615)
Decrease (increase) in other assets		(1,841)	(1,585)	(2,302)	(4,301)
Increase (decrease) in trade accounts payable		22,636	3,991	4,476	15,929
Increase (decrease) in provisions		6,011	5,235	13,244	11,380
Increase (decrease) in other liabilities		(58)	5,513	(8,058)	(4,769)
Income tax paid and refunded, net		(1,828)	(1,332)	(3,143)	(1,328)
Net cash provided (used) by operating activities		6,532	31,684	(6,191)	59,128
Cash flow from investing activities
Investments in property plant and equipment	(12)	(2,419)	(3,610)	(6,813)	(6,021)
Investments in intangible assets	(13)	(10,194)	(13,517)	(27,841)	(23,468)
Interest received		4	—	6	34
Net cash used in investing activities		(12,609)	(17,127)	(34,648)	(29,455)
Cash flow from financing activities
Proceeds from capital increase and exercise of stock options	(19)	3,564	798	3,564	798
Repayment of lease liabilities	(14)	(1,116)	(1,267)	(2,341)	(1,883)
Cash repayment of liabilities to bank	(15)	(7,500)	(7,500)	(7,500)	(7,500)
Interest paid		(494)	(473)	(668)	(923)
Net cash used in financing activities		(5,546)	(8,442)	(6,945)	(9,508)
Net effect of foreign currency translation on cash and cash equivalents		1,808	(152)	1,984	(23)
Net change in cash and cash equivalents		(9,815)	5,963	(45,800)	20,142
Cash and cash equivalents on January 1		73,002	79,060	108,987	64,881
Cash and cash equivalents on December 31		63,187	85,023	63,187	85,023

ADVA OPTICAL NETWORKING SE

Consolidated statements of changes in stockholders' equity for the six months ended June 30, 2022 and 2021 (unaudited)

	Share Capital
(in thousands of EUR, except number of shares)	Number of shares	Par value	Capital reserve	Net income (loss) and accumulated deficit	Accumulated other comprehensive income (loss)	Total stockholders' equity entitled to the owners of the parent company
Balance on January 1, 2021	50,496,692	50,497	320,715	(94,334)	(13,660)	263,218
Capital increase, including exercise of stock options	158,500	158	640	—	—	798
Stock options outstanding	—	—	603	—	—	603
Net income	—	—	—	23,229	—	23,229
Exchange differences on translation of foreign operations	—	—	—	—	3,837	3,837
Comprehensive income	—	—	—	23,229	3,837	27,066
Balance on June 30, 2021	50,655,192	50,655	321,958	(71,105)	(9,823)	291,685

Balance on January 1, 2022	51,445,892	51,446	327,777	(35,116)	(4,195)	339,912
Capital increase, including exercise of stock options	456,608	457	3,107	—	—	3,564
Stock options outstanding	—	—	771	—	—	771
Net income	—	—	—	13,470	—	13,470
Exchange differences on translation of foreign operations	—	—	—	—	5,395	5,395
Comprehensive income	—	—	—	13,470	5,395	18,865
Balance on June 30, 2022	51,902,500	51,903	331,655	(21,646)	1,200	363,112

Notes to the condensed consolidated interim financial statements (unaudited)

1.
Information about the company and the group

ADVA Optical Networking SE (hereinafter also referred to as the “company” or “ADVA SE”) is a Societas Europaea domiciled in Meiningen, Germany, with its registered office at Märzenquelle 1–3, 98617 Meiningen, and is registered as HRB 508155 at the commercial register in Jena. The management board authorized the condensed interim consolidated financial statements as of June 30, 2022 and for the three and six month periods ended June 30, 2022 and 2021 for inclusion in the SEC filing on September 30, 2022.

The ADVA Optical Networking group (hereinafter also referred to as “ADVA Optical Networking”, “the group” or “ADVA”) develops, manufactures and sells optical and Ethernet-based networking solutions to telecommunications carriers and enterprises to deliver data, storage, voice and video services.

Telecommunications service providers, private companies, universities and government agencies worldwide use the group’s systems. ADVA sells its product portfolio both directly and through an international network of distribution partners.

2.
Basis of preparation and accounting policies

The group’s condensed interim consolidated financial statements for the period ended June 30, 2022 and 2021, are prepared in accordance with IAS 34 in light of a potential corporate transaction and are intended to be included in the relevant SEC filing. The condensed interim consolidated financial statements do not include all the information and disclosures required in the annual financial statements and should be read in conjunction with the group’s annual financial statements per December 31, 2021.

The condensed interim consolidated financial statements are presented in EUR. Unless otherwise stated, all amounts quoted are in thousands of EUR. The balance sheet is broken down into current and non-current assets and liabilities. The classification of income and expenses in the income statement is based on their function within the entity. Where items on the consolidated statement of financial position and in the consolidated income statement are summarized in the interest of clarity, this is explained in the notes to the consolidated financial statements.

The interim financial statements of the individual subsidiaries of the holding company ADVA SE, as subsumed in the condensed interim consolidated financial statements, are all prepared using the same accounting and valuation policies and the same balance sheet date.

The result of the six-month period through June 30, 2022, cannot be extrapolated to the result of the full year 2022.

3.
Effects of new standards and interpretations

With the exception of the application of new and revised IFRS and interpretations (IFRIC) in the six month ended June 30, 2022, the accounting policies and valuation methods applied are consistent with those from the consolidated financial statements as of December 31, 2021.

Standards, amendments and interpretations applicable for the first time in 2022

In 2022, following standards and interpretations have been adopted for the first time.

Standard	Topic	First-time adoption*	IASB effective date	Expected impact on the financial position and performance
Amendments to IAS 16	Property, plant and equipment - revenue before intended use	Jan. 1, 2022	Jan. 1, 2022	none
Amendments to IAS 37	Onerous contracts - costs of contract performance	Jan. 1, 2022	Jan. 1, 2022	none
Amendments to IFRS 3	Reference to the IFRS framework	Jan. 1, 2022	Jan. 1, 2022	none
Yearly improvements 2018 - 2020	IFRS 1, IFRS 9, IFRS 16 and IAS 41	Jan. 1, 2022	Jan. 1, 2022	none

*To be applied in the first reporting period of a financial year beginning on or after this date.

The reform of the interest rate benchmarks has an impact on hedge accounting in particular. ADVA does not apply the hedge accounting rules according to IFRS 9 and is therefore not affected by the new regulations. In addition, the amendment affects the determination of contractual cash flows of financial assets and liabilities to the extent they are affected by the replacement of the previous reference interest rate. The relevant changes are accounted for in a simplified manner by updating the effective interest rate without any immediate impact on the income statement.

New accounting requirements not yet applicable for first-time adoption in 2022

The IASB and the IFRIC have issued further Standards and Interpretations in 2022 and previous years that were not applicable for the financial year 2022.

Standard	Topic	First-time adoption*	IASB effective date	Expected impact on the financial position and performance
IFRS 17 including amendments	Insurance contracts	Jan. 1, 2023	Jan. 1, 2023	none
Amendments to IAS 1	Classification of liabilities as current or non-current	Jan. 1, 2023	Jan. 1, 2023	under review
Amendments to IAS 1	Disclosure of accounting policies	Jan. 1, 2023	Jan. 1, 2023	none
Amendments to IAS 8	Definition of accounting estimates	Jan. 1, 2023	Jan. 1, 2023	under review
Amendments to IAS 12	Deferred tax related to assets and liabilities arising from a single transaction	Jan. 1, 2023	Jan. 1, 2023	under review

*To be applied in the first reporting period of a financial year beginning on or after this date.

4.
Significant accounting judgements, estimates and assumptions

The preparation of the group's financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and the disclosure of contingent liabilities on the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future. Assumptions used to make estimates are regularly reviewed. Changes in estimates only affecting one accounting period are only considered in that accounting period. In the case of changes in estimates that affect the current and future accounting periods, these are considered appropriately in the current and subsequent accounting periods.

Discussed below are the key judgments and assumptions concerning the future and other key sources of estimation and uncertainty on the balance sheet date that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Development expenses

Development expenses are capitalized in accordance with the accounting policy described in note (4). Initial capitalization of costs is based on management judgment assuming that technological and economic feasibility is confirmed, usually when a product development project has reached a defined milestone according to an established project management model. In determining the amounts to be capitalized, management makes assumptions regarding the expected future cash generation of the assets, discount rates to be applied and the expected period of benefits. See note (13) for the carrying amounts involved.

Impairment of non-financial assets

The group assesses whether there are any indicators of impairment for all non-financial assets on each reporting date. Goodwill and other indefinite life intangibles are tested for impairment annually and at other times when such indicators exist. Other non-financial assets are tested for impairment when there are indicators that the carrying amounts may not be recoverable. When value-in-use calculations are undertaken, management must estimate the expected future cash flows from the asset or cash generating unit and choose a suitable discount rate in order to calculate the present value of these cash flows. See note (12) and (13) for the carrying amounts involved.

Employee Benefits

Pension and similar post-employment obligations as well as the related expenses are recognized based on actuarial calculations. The actuarial valuation of the present value of pension obligations depends on a number of assumptions regarding the discount rate, the expected salary increase rate, the expected pension trend, and life expectancy. In the event that changes in the assumptions regarding the valuation parameters are required, the future amounts of the pension obligations as well as the pension benefit costs may be affected materially. For further details on the valuation of pension obligations, see note (17).

Share-based compensation transactions

The group measures the cost of equity-settled and cash-settled transactions with employees by reference to the fair value of the equity instruments on the date at which they are granted or on the balance sheet date. Estimating fair value requires determining the most appropriate valuation model for a grant of equity instruments, which is dependent on the terms and conditions of the grant. This also requires determining the expected life of the option, volatility and dividend yield, as well as further assumptions. See note (31) for the carrying amounts involved.

Provisions

Significant estimates are involved in the determination of provisions related to warranty costs and legal proceedings a. The estimate of warranty claims is based on historic data and is extrapolated into the future. Legal proceedings often involve complex legal issues and are subject to substantial uncertainties. Accordingly, management exercises considerable judgment in determining whether there is a present obligation as a result of a past event at the end of the reporting period, whether it is more likely than not that such a proceeding will result in an outflow of resources and whether the amount of the obligation can be reliably estimated. Other provisions are described in note (17).

Transaction price for customer loyalty programs

Points accumulated for purchases provide a material right to customers that they would not receive without entering into a contract. The transaction price is allocated to the product and the points on a relative stand-alone selling price basis. Management estimates the selling price per point on the basis of the discount granted when the points are redeemed and on the basis of the likelihood of redemption, based on past experience.

Accounting for combined supply and service contracts

ADVA provides contracts that have more than one separate performance obligation (multiple element arrangements). The transaction price is allocated to the performance obligations in the contract by reference to their relative standalone selling prices. If a standalone selling price is not directly observable ADVA will need to estimate it. These estimates have a significant impact on the timing of revenue recognition.

Leases

In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not exercise a termination option. Extension options (or periods after termination options) are only included in the lease term if the lease is reasonably certain to be extended (or not terminated).

Taxes

Uncertainties exist with respect to the interpretation of complex tax regulations and the amount and timing of future taxable income. Given the wide range of international business relationships and the long-term nature and complexity of existing contractual agreements, differences arising between the actual results and the assumptions made, or future changes to such assumptions, could necessitate future adjustments to tax income and expenses already recorded. The group establishes provisions, based on reasonable estimates, for possible consequences of audits by the tax authorities of the respective countries in which it operates. The amount of such provisions is based on various factors, such as experience of previous tax audits and differing interpretations of tax regulations by the taxable entity and the responsible tax authority. Such differences of interpretation may arise on a wide variety of issues depending on the conditions prevailing in the respective group company’s domicile.

Deferred tax assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available to utilize these losses. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and level of future taxable profits together with future tax planning strategies. See note (25) for the carrying amounts involved.

Non-financial risks

The assessment of the impact of non-financial risks (global warming, circular economy, new regulations) on the recognition and measurement of assets and liabilities is based on significant management judgments and assumptions. Non-financial risks are assessed by management as long-term risks that currently have no significant impact on net realizable values, recoverable amounts, useful lives or the requirement to recognize provisions.

5.
Covid-19 effects

Against the background of the continuing crisis in connection with the global spreading of the Covid-19 virus, ADVA management has dealt again with the resulting risks and the relevant effects on accounting in the first half of 2022.

In the opinion of the management, there is still no sign of an increased default risk for trade receivables and contract assets. Therefore, no impact on the expected credit losses pursuant to IFRS 9 has been considered.

There was no triggering event for an impairment test pursuant to IAS 36.9 in the current reporting period. As of December 31, 2021, no impairment of goodwill or other non-current non-financial assets was required.

The German federal government as well as governments of other countries in which ADVA operates or maintains subsidiaries or branches have introduced economic stimulus measures and other bridging measures to overcome the Covid-19 crisis.

In 6M 2022 and 2021, no government support measures related to Covid-19, such as the waiver of social security contributions and the deferral of tax payments and the payment of social security contributions, were used by the group.

Deferred tax assets at ADVA Optical Networking SE and its subsidiaries, insofar they exceed the amount of deferred tax liabilities, are recognized based on forecasts of the future taxable income, which can be used for offsetting deductible temporary differences and tax loss carry forwards. At reporting date, based on the positive tax planning prepared for the relevant forecast period the recognized deferred tax assets were assessed as recoverable.

6.
Cash and cash equivalents

Cash and cash equivalents include current funds as well as current financial assets with a remaining maturity that does not exceed three months and that are readily convertible to a known amount of cash and only subject to an insignificant risk of changes in value.

On June 30, 2022, cash of EUR 1,860 thousand (December 31, 2021: EUR 2,353 thousand) held in China is subject to local exchange control regulations. These local regulations provide for restrictions on exporting capital from the country, other than through normal dividends.

Cash at banks earns interest at floating rates based on daily bank deposit rates.

Cash equivalents are invested for varying periods of between one day and three months, depending on the immediate cash requirements of the group, and earn interest at the respective short-term deposit rates.

7.
Trade accounts receivable

Trade accounts receivable are non-interest-bearing and are due within 30 to 120 days in general. For specific projects, other payment terms may be agreed.

Gross and net trade accounts receivable are as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Gross trade accounts receivable	115,615	85,601
Allowance for expected credit losses	(3,743)	(2,629)
Net trade accounts receivable	111,872	82,972

A reconciliation of the risk provision for trade accounts receivable carried at amortized cost is included in the table below:

(in thousands of EUR)	6M 2022	6M 2021
Jan. 1	2,629	2,713
Increase of risk provision	47	—
Release of risk provision	—	(78)
Addition of specific allowances	915	—
Usage	—	(31)
Foreign currency translation effects	152	57
Jun. 30	3,743	2,661

The group has a supplier finance agreement, which entitles the transfer of trade receivables from a specific customer. Credit risks and settlement risks are transferred to the financing institution. The group fully derecognizes sold trade receivables as all risks and rewards are transferred. ADVA paid an annual fee amounting to LIBOR plus 0.75 % on the volume of receivables transferred. In 6M 2022, the group incurred interest expenses of EUR 75 thousand pertaining to this arrangement (6M 2021: EUR 26 thousand).

In Q2 2020, the group concluded another revolving factoring agreement with a maximum annual volume of EUR 20,000 thousand. The contract entitles the group to transfer uninsured trade receivables with certain customers. The agreement is for an indefinite period. The risks relevant to the risk assessment in relation to the receivables sold are the default risk and the late payment risk. As of June 30, 2022, receivables amounting to EUR 7,090 thousand (December 31, 2021: EUR 7,144 thousand) were sold, of which EUR 715 thousand (December 31, 2021: EUR 718 thousand) was not paid out as reserve. These reserves are recognized in other assets.

The group accounts for the sold trade receivables from the revolving factoring agreement in the amount of their continuing involvement. On June 30, 2022, the continuing involvement asset in the amount of EUR 396 thousand (December 31, 2021: EUR 349 thousand) was recognized as a liability and includes the maximum loss for the default and late payment risk for ADVA. The fair value of these guarantees or the interest payments to be made were recognized in the profit and loss statement and also recognized as other liabilities in the amount of EUR 51 thousand (December 31, 2021: EUR 50 thousand).

On June 30, 2022, trade accounts receivable include receivables of EUR 26,306 thousand related to the existing sale of receivables agreement (December 31, 2021: EUR 12,144 thousand), for which no transfer had taken place as of June 30, 2022. These receivables are classified as fair value through profit and loss (FVTPL) all other trade receivables are measured at amortized cost (AC).

8.
Inventories

In 6M 2022, impairment of inventories amounting to EUR 3,787 thousand (6M 2021: EUR 2,017 thousand) was recognized as an expense within cost of goods sold. This amount includes reversals of earlier write-downs amounting to EUR 1,035 thousand (6M 2021: EUR 365 thousand) due to higher selling and input prices.

In 6M 2022 and 6M 2021, material costs of EUR 165,500 thousand and EUR 129,696 thousand, respectively, have been recognized.

9.
Contract assets

Contract assets amounting to EUR 184 thousand (prior year: EUR 180 thousand) relate to claims from return deliveries. Contract assets are subject to the impairment requirements of IFRS 9, however the identified impairment losses were insignificant.

10.
Other current and non-current assets

Other current assets are as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Non-financial assets
Prepaid expenses	5,194	3,853
Receivables due from tax authorities	1,485	2,639
Other	1,256	857
Total current non-financial assets	7,935	7,349
Financial assets
Government grant allowances for research projects	4,492	3,325
Positive fair values of derivative financial instruments	390	89
Reserves relating to a revolving factoring agreement	715	718
Volume discounts of suppliers	-	1,838
Refund of duty & logistics charges	1,699	-
Other	595	659
Total current financial assets	7,890	6,629
Total current assets	15,825	13,978

Other current assets are non-interest-bearing and are generally due within 0 to 60 days.

Other non-current assets are as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Financial assets
Investments	—	—
Government grant allowances for research projects	3,311	2,982
Rent deposits	1,636	1,622
Other	315	208
Total non-current assets	5,261	4,812

The fair value of the investment of 7.1% (previous year: 7.1%) of the shares in Saguna Networks Ltd., Nesher, Israel, amounted to zero on June 30, 2022. A review of the fair value at year-end did not indicate any write-up.

On June 30, 2022, government grants for 25 research projects are recognized (December 31, 2021: 19 research projects). These public grants relate to programs promoted by the EU and national governments. ADVA does not expect any defaults based on high credit rankings.

The rent deposits are mainly assets held in trust. ADVA does not expect any defaults.

On June 30, 2022 and December 31, 2021, no non-financial non- current assets have been reported.

11.
Right-of-use assets

Right-of-use assets can be analyzed as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Leased cars	1,392	1,470
Leased premises	19,584	21,021
Total right-of-use assets	20,976	22,491

From January 1, 2019, lease terms of between 36 and 120 months were applied taking into account the minimum rental periods and contractual extension options. In 6M 2022, depreciation of EUR 501 thousand (6M 2021: EUR 564 thousand) for vehicles and EUR 2,492 thousand for office and building rentals are included in operating profit (6M 2021: EUR 2,386 thousand).

An amount of EUR 388 thousand, which mainly relates to short- term leases continues to be recognized in operating profit (6M 2021: EUR 277 thousand). In addition, variable lease payments of EUR 1,206 thousand were not included in the measurement of lease liabilities and are also recognized in operating profit (6M 2021: EUR 1,054 thousand). There are no major lease payments related to low value contracts. In the cash flow statement, the cash outflows resulting from these items are included in the cash flow from operating activities.

In 6M 2022 and 6M 2021 no impairment of right-of-use assets was recognized.

12.
Property, plant and equipment

Property, plant and equipment can be analyzed as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Land and buildings	5,095	5,455
Technical equipment and machinery	22,807	23,673
Factory and office equipment	2,401	2,361
Assets under construction	2,742	1,837
Total property, plant and equipment	33,045	33,326

In 6M 2022 and 6M 2021, there were neither impairments nor write-backs of property, plant and equipment impaired in prior years.

In 6M 2022, the group has not received any cash payments for government grants related to purchases (6M 2021: none). Based on grant notifications no historical costs have been deducted in 6M 2022 (6M 2021: none).

13.
Intangibles assets

Capitalized development projects include expenses related to the development of technologies and products for connectivity solutions for cloud and mobile services, network functions virtualization (NFV) and synchronization technology.

In 6M 2022, borrowing costs of EUR 248 thousand (6M 2021: EUR 187 thousand) were capitalized related to development projects with an expected duration of more than 12 months. Borrowing costs were capitalized at the weighted average rate of the financial liabilities of 1.6% (prior year: 1.7%).

Intangible assets acquired in business combinations can be analyzed as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Purchased software technology Overture	—	456
Purchased technology MRV	1,809	2,504
Purchased customer relationships Overture	1,140	1,401
Purchased customer relationship MRV	7,528	7,621
Total intangible assets acquired in business combinations	10,477	11,982

Amortization of intangible assets with a finite useful life comprises:

(in thousands of EUR)	Q2 2022	Q2 2021	6M 2022	6M 2021
Capitalized development projects	10,532	10,933	21,734	21,344
Intangible assets acquired in business combinations	913	1,002	1,847	2,001
Other intangible assets	678	712	1,355	1,435
Total amortization of intangible assets	12,123	12,647	24,936	24,780

Amortization of intangible assets acquired in business combinations can be analyzed as follows:

(in thousands of EUR)	Q2 2022	Q2 2021	6M 2022	6M 2021
Purchased software technology Overture	—	173	58	346
Purchased technology MRV	393	368	775	735
Purchased customer relationships Overture	183	162	356	323
Purchased customer relationship MRV	337	299	658	597
Total amortization of intangible assets acquired in business combinations	913	1,002	1,847	2,001

At initial recognition the useful lives of intangible assets acquired in business combinations were as follows:

Purchased software technology Overture	5 years, 7 months
Purchased technology MRV	7 years
Purchased customer relationships Overture	8 years
Purchased customer relationships MRV	9 years, 9 months

In 6M 2022 and 6M 2021 no impairment of intangible assets was recognized.

In the income statement, amortization of capitalized development projects and amortization of purchased technology is included in cost of goods sold. Amortization of purchased customer relationship assets is included in selling and marketing expenses.

14.
Lease liabilities

Variable lease payments of EUR 1,206 thousand have not been included in the measurement of lease liabilities and were recognized in profit and loss (6M 2021: EUR 1,054 thousand). In the cash flow statement, the cash outflows resulting from these items are included in the cash flow from operating activities.

The interest expense of EUR 360 thousand is included in the financial result (6M 2021: EUR 376 thousand).

The maturity of lease liabilities is as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Up to 1 year	5,772	6,001
One to three years	8,881	8,880
More than three years	9,105	10,133
	23,758	25,014

15.
Liabilities to banks

On June 30, 2022, the group had undrawn committed borrowing facilities totaling EUR 10,000 thousand available (December 31, 2021: EUR 10,000 thousand).

Liabilities to banks are measured at amortized cost (FLAC). On June 30, 2022, the net book value amounted to EUR 55,237 thousand and the fair value amounted to EUR 40,337 thousand, respectively The fair value of liabilities to banks is included in note (28).

16.
Trade accounts payable and other current and non-current liabilities

The trade accounts payable are non-interest-bearing and generally due within 30 to 90 days.

Other current liabilities are as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Non-financial liabilities
Liabilities to employees for variable compensation and payroll	5,411	24,636
Liabilities to employees for vacation	6,025	2,127
Liabilities due to withheld wage income tax and social security contribution	3,562	3,547
Liabilities due to tax authorities	3,878	2,441
Obligations from subsidized research projects	4,833	3,840
Total current non-financial liabilities	23,709	36,591
Financial liabilities
Negative fair value of derivatives	8	88
Other	1,425	3,386
Total current financial liabilities	1,433	3,473
Total current liabilities	25,142	40,065

Other non-current liabilities include:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Non-financial liabilities
Obligations from subsidized research projects	3,485	3,129
Other	17	17
Total non-current non-financial liabilities	3,502	3,146
Financial liabilities
Other	51	86
Total non-current financial liabilities	51	86
Total non-current liabilities	3,553	3,232

Forward rate agreements are measured using quoted forward exchange rates and yield curves derived from quoted interest rates according to the maturities of the contract.

For all financial liabilities the fair value corresponds with the book value of the respective positions on June 30, 2022 The classification is in line with the disclosure in the group’s annual financial statements per December 31, 2021.

17.
Pensions obligations and other provisions

Additions to pension provisions are made during the year on the basis of a forecast value determined as part of the actuarial valuation as of December 31, 2021.

Other provisions are as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Current provisions
Warranty provision	2,059	336
Personnel provisions	10,195	1,309
Consulting fees	2,911	2,712
Supplier obligations	12,519	9,685
Other short-term provisions	714	1,402
Total current provisions	28,398	15,444
Non-current provisions
Warranty provision	1,667	1,592
Non-current personnel provisions	982	774
Other long-term provisions	74	74
Total non-current provisions	2,723	2,440
Total provisions	31,121	17,884

The estimated expenses related to warranty claims reflect both past experience and current developments and are based on a percentage of sales revenues. Any differences between actual amounts and anticipated amounts are treated as changes in accounting estimates and affect earnings in the period in which the change occurs.

Current personnel provisions mainly include variable compensation payments, expenses for employee’s accident insurance and other expenses resulting from legal requirements. For year-end reporting, variable compensation payments are reclassified to other liabilities.

Other current provisions primarily include provisions for outstanding invoices of uncertain amount and timing.

Reversals of provisions from previous years are reported under other operating income (see note (22)).

18.
Contract liabilities and refund liabilities

Contract and refund liabilities are as follows:

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Current contract liabilities
Advance payments received	518	450
Current contract liabilities related to customer loyalty programs	572	511
Current deferred revenues related to service level agreements	24,068	17,849
Total current contract liabilities	25,159	18,810
Current refund liabilities	609	931
Total refund liabilities	609	931
Non-current contract liabilities
Non-current deferred revenues related to service level agreements	9,175	9,325
Total non-current contract liabilities	9,175	9,325
Total contract liabilities	34,942	29,066

Current contract liabilities related to customer loyalty programs include mainly expected volume discounts and refunds to customers.

The revenues generated in the reporting period from contract liabilities existing at the beginning of the period amounted to EUR 13,813 thousand (previous year: EUR 12,919 thousand).

Management expects that 73 % of the outstanding or partially outstanding benefit obligations as of June 30, 2022, will be recognized as revenue within the next twelve months. The remaining 27 % is expected to be recognized as sales after twelve months in financial year 2023 and later. The amount stated does not include variable compensation components which are limited.

19.
Stockholders' equity

On June 30, 2022 the share capital amounts to EUR 51,902,500 (on December 31, 2021: EUR 51,445,892).

In connection with the exercise of stock options, 456,608 shares were issued to employees and management board of the company and its group companies out of conditional capital in 6M 2022. The par value of EUR 457 thousand was appropriated to the share capital, whereas the premium of EUR 3,107 thousand was recognized as capital reserve.

Accumulated other comprehensive income/(loss) is used to record exchange differences arising from the translation of the financial statements of foreign operations. In addition, the result from remeasurement of defined benefit obligations is included in this line item. The complete changes in other comprehensive income in 6M 2022 and the prior-year period result from translation effects. Remeasurement of defined benefit plans is regularly done at year-end. In 6M 2022 and 6M 2021 no items were reclassified (recycled) from comprehensive income to profit or loss.

In the annual shareholder´s meeting on May 18, 2022, no increase of the conditional capital 2011/I was resolved. Considering the above-described capital transactions, the total conditional capital on June 30, 2022 amounts to EUR 3,644 thousand.

The changes in share capital, authorized and conditional capital are summarized below:

(in thousands of EUR)	Share capital	Authorized capital 2019/I	Conditional capital 2011/I
Jan. 1, 2022	51,446	24,965	4,100
Changes due to Annual Shareholders’ Meeting resolutions	—	—	-
Stock options exercised	457	—	(457)
Jun. 30, 2022	51,903	24,965	3,644

Further details on stockholders’ equity are included in the consolidated statement of changes in stockholders’ equity.

20.
Revenues

In 6M 2022 and 6M 2021, revenues included EUR 45,851 thousand and EUR 40,360 thousand for services, respectively. The remaining revenues relate mainly to product sales.

In 6M 2022, revenues related to customer loyalty programs amounting to EUR 146 thousand have been recognized (6M 2021: EUR 216 thousand).

In 6M 2022, revenues amounting to EUR 299,488 thousand (prior year: EUR 264,338 thousand) relate to performance obligations that were performed at a specific point in time, and revenues of EUR 37,330 thousand (6M 2021: EUR 29,487 thousand) relate to performance obligations that were delivered over a period of time.

A segmentation of revenues by geographic region is provided in the section on segment reporting under note (27).

21.
Selling and marketing, general and administration and research and development expenses

Selling and marketing, general and administration and research and development expenses mainly include personnel expenses relating to wages and salaries and social security costs.

In addition, general and administration expenses include expenses for external services provided for legal, accounting and tax purposes as well as expenses regarding rented office space and leased cars.

Research and development expenses additionally include external service expenses mainly for research and development services, calibration and certification and legal fees as well as depreciation expenses for equipment and cost of material used for research and development.

22.
Other operating income and expenses

Other operating income and expenses are as follows:

(in thousands of EUR)	Q2 2022	Q2 2021	6M 2022	6M 2021
Other operating income
Government grants received	544	429	929	879
Release of provisions	13	131	691	216
Income for the supply of development services	-	35	24	35
Income from payments received on receivables written off in previous periods	-	39	-	39
Refund of duty and logistic charges	2,009	-	2,009	-
Other	(161)	346	408	1,005
Total other operating income	2,405	980	4,061	2,174
Other operating expenses
Derecognition of trade accounts receivable	-	(133)	-	(210)
Write-off of prepayments received for licenses	-	-	-	(226)
Other	(146)	(17)	(446)	(242)
Total other operating expenses	(146)	(150)	(446)	(678)
Other operating income and expenses, net	2,259	830	3,615	1,496

23.
Interest income and expenses

Interest income primarily includes interest from daily bank deposits and from other short-term deposits with maturities between one day and three months.

Interest expenses are primarily incurred on financial liabilities and on the sale of receivables. In addition, net interest expenses from valuation of defined benefit plans and interest expenses related to leases according to IFRS 16 are included.

For further details, refer to notes (7) and (14).

24.
Other financial gains and losses

Foreign currency exchange gains and losses, net, comprise the following:

(in thousands of EUR)	Q2 2022	Q2 2021	6M 2022	6M 2021
Foreign currency exchange gains	8,479	2,901	12,028	5,505
Thereof: gains from forward rate agreements	1,047	79	1,468	339
Foreign currency exchange losses	(5,354)	(3,031)	(7,770)	(4,918)
Thereof: losses from forward rate agreements	9	(133)	(36)	(282)
Total foreign currency exchange gains and losses, net	3,125	(130)	4,258	587
25.
Income tax

The tax expenses in 6M 2022 and 6M 2021 result from the application of the expected tax rate of the group to the current IFRS result. The expected tax rate is calculated based on a tax planning for the financial year.

26.
Consolidated cash flow statement

The consolidated cash flow statement has been prepared in accordance with IAS 7.

Cash and cash equivalents include short-term cash and short- term financial assets whose remaining maturity does not exceed three months. Bank overdrafts are reported in financial liabilities.

The movements of liabilities from financing activities are as follows:

(in thousands of EUR)	Lease liabilities	Liabilities to banks	Total liabilities from financing activities
Jan. 1, 2021	27,805	62,621	90,426
Repayments	(2,388)	(7,500)	(9,888)
Non-cash changes	364	116	480
Foreign currency exchange effects	505	-	505
Jun. 30, 2021	26,286	55,237	81,523

Jan. 1, 2022	25,014	47,807	72,821
Repayments	(2,885)	(7,500)	(10,385)
Non-cash changes	1,084	69	1,153
Foreign currency exchange effects	544	-	544
Jun. 30, 2022	23,757	40,376	64,133

Actual interest payments for liabilities to banks amounting to EUR 308 thousand (6M 2021: EUR 547 thousand) and interest related to lease liabilities of EUR 360 thousand (6M 2021: EUR 376 thousand) are included in cash flow from financing activities.

Non-cash changes include effective interest rate changes on liabilities to banks as well as non-cash effective increases or decreases in lease liabilities due to consideration of new lease contracts or disposal of lease contracts.

Cash and cash equivalents to which the group only has restricted access are explained in note (6).

Cash flows from investing and financing activities are determined directly, whereas the cash flow from operating activities is derived indirectly from the consolidated income before tax. When cash flow from operating activities is calculated, the changes in assets and liabilities are adjusted for the effects of currency translation. As a result, it is not possible to reconcile the figures to the differences in the published consolidated statement of financial position.

27.
Segment reporting

In accordance with IFRS 8, operating segments are identified based on the way information is reported internally to the chief operating decision maker, i.e. the management board, and regularly reviewed to make decisions about resources to be assigned to the segment and assess its performance. The internal organizational and management structure and the structure of internal financial reporting activities are the key factors in determining what information is reported. For making decisions about resource allocation and performance assessment, management does not monitor the operating results separately on the level of business units. Therefore the reporting on individual business segment does not apply.

Within the ADVA group, management decisions are based on pro forma EBIT. Pro forma financial information excludes non-cash charges related to share-based compensation plans and amortization and impairment of goodwill and acquisition- related intangible assets. Additionally, expenses related to M&A and restructuring measures are not included. Income from capitalization of development expenses is shown as a separate line item and not deducted from research and development expenses.

Reconciliation of key performance measures to the consolidated financial income on June 30, 2022 presents as follows:

(in thousands of EUR)	Pro forma financial information	Intangible assets from acquisitions	Goodwill	Compensation expenses	Expenses related to M&A transactions	Disclosure of R&D expenses	Consolidated financial information
Revenues	336,818	—	—	—	—	—	336,818
Cost of goods sold	(229,077)	(833)	—	(62)	—	—	(229,972)
Gross profit	107,741	(833)	—	(62)	—	—	106,846
Gross margin	32.0%						31.7%
Selling and marketing expenses	(35,016)	(1,014)	—	(247)	—	—	(36,277)
General and administrative expenses	(18,813)	—	—	(188)	(930)	—	(19,931)
Research and development expenses	(65,459)	—	—	(342)	—	22,179	(43,622)
Income from capitalization of development expenses	22,179	—	—	—	—	(22,179)	—
Other operating income	4,061	—	—	—	—	—	4,061
Other operating expenses	(446)	—	—	—	—	—	(446)
Operating income	14,247	(1,847)	—	(840)	(930)	—	10,631
Operating margin	4.2%						3.2%
Segment assets	539,796	10,477	75,628	—	—	—	625,900

Reconciliation of key performance measures to the consolidated financial income on June 30, 2021 presents as follows:

(in thousands of EUR)	Pro forma financial information	Intangible assets from acquisitions	Goodwill	Compensation expenses	Expenses related to M&A transactions	Disclosure of R&D expenses	Consolidated financial - information
Revenues	293,827	—	—	—	—	—	293,827
Cost of goods sold	(181,208)	(1,081)	—	(39)	—	—	(182,328)
Gross profit	112,619	(1,081)	—	(39)	—	—	111,499
Gross margin	38.3%						37.9%
Selling and marketing expenses	(30,311)	(920)	—	(304)	—	—	(31,535)
General and administrative expenses	(17,595)	—	—	(96)	—	—	(17,691)
Research and development expenses	(59,212)	—	—	(226)	—	20,278	(39,160)
Income from capitalization of development expenses	20,278	—	—	—	—	(20,278)	—
Other operating income	2,174	—	—	—	—	—	2,174
Other operating expenses	(678)	—	—	—	—	—	(678)
Operating income	27,275	(2,001)	—	(665)	—	—	24,609
Operating margin	9.3%						8.4%
Segment assets	460,125	13,439	68,831	—	—	—	542,395

Additional information by geographical regions:

(in thousands of EUR)	Q2 2022	Q2 2021	6M 2022	6M 2021
Revenues
Germany	36,702	39,085	76,294	84,285
Rest of Europe, Middle East and Africa	56,238	57,245	113,020	108,265
Americas	59,378	41,658	118,549	78,348
Asia-Pacific	14,001	11,366	28,955	22,929
Total revenues	166,320	149,354	336,818	293,827

(in thousands of EUR)	Jun. 30, 2022	Dec. 31, 2021
Non-current assets
Germany	138,204	133,634
Rest of Europe, Middle East and Africa	26,471	28,285
Americas	83,524	80,259
Asia-Pacific	3,123	3,542
Total non-current assets for segment reporting	251,322	245,720

Revenue information is based on the shipment location of the customers.

In 6M 2022, revenues with two major customers exceeded 10 % of total revenues (6M 2021: two major customers). In 6M 2022, the share of revenues allocated to major customers was EUR 93,868 thousand (6M 2021: EUR 73,885 thousand); thereof revenue with the biggest customer was EUR 50,532 thousand (6M 2021: EUR 41,956 thousand) and with the second biggest customer was EUR 43,336 thousand (prior year: EUR 31,929 thousand).

Non-current assets including property, plant and equipment, intangible assets and finance lease equipment are attributed based on the location of the respective group company.

28.
Financial instruments

The following tables analyze carrying amounts and fair values according to measurement categories. Only assets and liabilities, which fall into the categories defined by IFRS 7, are presented so that the total amounts disclosed do not correspond to the balance sheet totals of each year.

			Categories recognized according to IFRS 9
(in thousands of EUR, on Jun. 2022)	Measurement category in accordance with IFRS 9	Carrying amount	Amortized cost	Fair value recognized in profit and loss	Fair value	Hierarchy of fair values
Assets
Cash and cash equivalents	AC	63,187	63,187	-	n/a*	n/a*
Trade accounts receivable without underlying factoring agreement	AC	85,566	85,566	-	n/a*	n/a*
Trade accounts receivable with underlying factoring agreement	FVTPL	26,306	-	26,306	26,306	Level 2
Other current financial assets	AC	7,500	7,500	-	n/a*	n/a*
Other non-current financial assets	AC	5,261	5,261	-	5,261	Level 2
Derivatives	FVTPL	390	-	390	390	Level 2
Investments	FVTPL	-	-		-	Level 3
Total financial assets		188,210	161,514	26,696	31,957
Liabilities
Current lease liabilities	n/a	5,772	5,772	-	n/a	n/a
Non-current lease liabilities	n/a	17,985	17,985	-	n/a	n/a
Current liabilities to banks	FLAC	25,174	25,174	-	25,133	Level 2
Non-current liabilities to banks	FLAC	15,202	15,202	-	15,204	Level 2
Trade accounts payable	FLAC	87,699	87,699	-	n/a*	n/a*
Other current financial liabilities	FLAC	1,425	1,425	-	n/a*	n/a*
Other non-current financial liabilities	FLAC	51	51	-	51	Level 2
Derivatives	FVTPL	8	-	8	8	Level 2
Total financial liabilities		153,316	153,308	8	40,396

			Categories recognized according to IFRS 9
(in thousands of EUR, on Dec. 31, 2021)	Measurement category in accordance with IFRS 9	Carrying amount	Amortized cost	Fair value recognized in profit and loss	Fair value	Hierarchy of fair values
Assets
Cash and cash equivalents	AC	108,987	108,987	-	n/a*	n/a*
Trade accounts receivable without underlying factoring agreement	AC	70,828	70,828	-	n/a*	n/a*
Trade accounts receivable with underlying factoring agreement	FVTPL	12,144	-	12,144	12,144	Level 2
Other current financial assets	AC	6,629	6,629	-	n/a*	n/a*
Other non-current financial assets	AC	4,812	4,812	-	4,812	Level 2
Derivatives	FVTPL	89	-	89	89	Level 2
Investments	FVTPL	-	-		-	Level 3
Total financial assets		203,489	191,256	12,233	17,045
Liabilities
Current lease liabilities	n/a	6,001	6,001	-	n/a	n/a
Non-current lease liabilities	n/a	19,013	19,013	-	n/a	n/a
Current liabilities to banks	FLAC	25,289	25,289	-	25,340	Level 2
Non-current liabilities to banks	FLAC	22,518	22,518	-	22,697	Level 2
Trade accounts payable	FLAC	83,223	83,223	-	n/a*	n/a*
Other current financial liabilities	FLAC	3,386	3,386	-	n/a*	n/a*
Other non-current financial liabilities	FLAC	86	86	-	86	Level 2
Derivatives	FVTPL	88	-	88	88	Level 2
Total financial liabilities		159,603	159,515	88	48,211

29.
Other financial obligations and financial commitments

On June 30, 2022, the group had purchase commitments totaling EUR 210.038 thousand (on December 31, 2021: EUR 170.438 thousand) in respect to suppliers.

Group entities have issued guarantees in favor of customers. On June 30, 2022, performance bonds with a maximum guaranteed amount of EUR 335 thousand were issued (on December 31, 2021: EUR 334 thousand). Based on experience from prior periods, ADVA does not expect claims from these guarantees at the end of 6M 2022.

Moreover, there are certain guarantee obligations from ADVA North America Inc. and ADVA Ltd. to ADVA Optical Networking SE with respect to various financing agreements.

30.
Contingent liabilities

In the normal course of business, claims may be asserted, or lawsuits filed against the company and its subsidiaries from time to time. On June 30, 2022, ADVA does not expect potential titles or litigations that will in detail or in total have a material impact on its financial position or operating performance.

31.
Stock option programs

Changes in the number of options rights outstanding and similar rights are detailed in the table below:

	Stock Option Program 2011 Plan XIV	Stock Option Program 2011 Plan XIVa	Stock Option Program 2020 Plan XVIa
Options outstanding on Jan. 1, 2021	2,146	802	100
Granted options	628	265	-
Exercised options	(587)	(362)	-
Forfeited options	(103)	-	-
Expired options	-	-	-
Options outstanding on Dec. 31, 2021	2,084	705	100
Granted options	15	362	-
Exercised options	(378)	(79)	-
Forfeited options	(47)	-	-
Options outstanding on June 30, 2022	1,657	988	100
Of which exercisable	232	361	-

Compensation expenses arising from share-based compensation programs included in operating income were as follows:

(in thousands of EUR)	Q2 2022	Q2 2021	6M 2022	6M 2021
Plan XIV	336	286	618	517
Plan XIVa	71	76	153	120
Plan XVIa	34	14	68	28
Total	441	376	840	665

32.
Related party transactions

There are no related parties within the meaning of IAS 24. Key management personnel remuneration is disclosed in note (32).

33.
Governing boards

Management board

On June 30, 2022, the members of the management board held 401,530 shares (December 31, 2021:401,530 shares) and 1,087,859 stock options (December 31, 2021:804,7677 stock options.

The options to members of the management board were granted out of Plan XIVa and Plan XVIa. The grants to two members of the management board under Plan XVIa in the financial year 2020 are accounted for as cash-settled share-based payments. A provision of EUR 292 thousand was recognized on June 30, 2022. The option rights authorize the management board to purchase the said number of common shares in the company once the qualifying period has elapsed. Both plans include a profit limit of EUR 20.00 per option.

The strike price for these option rights is

1.
EUR 8.70 for 57,387 options granted on May 15, 2016,
2.
EUR 4.98 for 128,572 options granted on November 15, 2017,
3.
EUR 5.79 for 175,000 options granted on May 15, 2018,
4.
EUR 5.76 for 100,000 options granted on May 15, 2020,
5.
EUR 10.00 for 265,000 options granted on May 15, 2021,
6.
EUR 15.68 for 361,900 options granted on May 15, 2022, respectively.

Supervisory board

On June 30, 2022, no shares or stock options were held by members of the supervisory board (December 31, 2021: none).

On June 30, 2022, trade accounts payable to the supervisory board for the pro rata compensation for Q2 2022 with an amount of EUR 59 thousand were recognized (December 31, 2021: EUR 59 thousand). The pay-out of these payables was carried out in July 2022 (January 2022).

34.
Events after the balance sheet date

On August 30, 2021, ADVA and ADTRAN had announced the entry into a business combination agreement to combine the two companies and create a leading global, scaled provider of end- to-end fiber networking solutions for communications service provider, enterprise and government customers. On January 28, 2022, ADTRAN and ADVA had announced that the minimum acceptance threshold for the proposed merger with ADTRAN had been reached. On July 6, 2022, the German foreign trade authorities approved the merger. A condition of the German foreign trade authorities' approval for the merger was to combine the company's business with government customers and critical infrastructure into a separate structure. This corporate transaction and the restructuring described above may have effects on balance sheet items presented in the IFRS consolidated financial statements.

For U.S. loss-making entities where there is a change in ownership as part of a transaction, there may be a restriction on the continued use of tax attributes (for example, net operating losses, capital losses, tax credits, excess interest carryforwards, etc.). With regards to the US-subsidiary, ADVA Optical Networking North America, Inc., an indirect transfer of more than 50 % of the shares in the U.S. company occurring in connection with the ADTRAN merger could reduce its usable tax loss carry-forwards depending on the value ratios at the time of closing.

The existing financing agreements include termination rights in case of a change of control. The management board received approval from the banks to waive the termination right due to the change of control clause on March 3, 2022.

In order to finance higher inventory levels due the semiconductor crisis, ADVA concluded an EUR 15m revolving credit line with one bank. The credit line is currently fully utilized and has a maturity date of August 15, 2023. The interest rate is EURSTR + 1.4%.

Possible effects of the corporate transaction on the Group's net assets, financial position and results of operations are currently still being examined.

There were no further events after the balance sheet date that materially impacted the net assets and financial position of the group and ADVA SE on June 30, 2022, or the group’s and the company’s financial performance for 6M 2022. Also, there were no events considered material for disclosure.

Disclaimer: Potential inconsistencies in the table values are based on rounding differences.